Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-168020 and No. 333-215535) pertaining to the ING Financial Services LLC 401(k) Savings Plan of our report dated June 22, 2017, with respect to the financial statements and supplemental schedule of the ING Financial Services LLC 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2016.

Very Truly Yours,

P&G Associates

East Brunswick, NJ

June 22, 2017

646 Highway 18    East Brunswick, NJ 08816        877.651.1700        www.pandgassociates.com